FIRST DEFINED PORTFOLIO FUND, LLC


                                POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that the undersigned, a trustee of the above-referenced organization, hereby constitutes and appoints JAMES A. BOWEN,
W. SCOTT JARDINE and ERIC F. FESS and each of them, with full power to act without the other, as a true and lawful attorney-in-fact and agent, with full and several power of substitution, to take any appropriate action to execute and file with the U.S. Securities and Exchange Commission, any amendment to the registration statement of First Defined Portfolio Fund, LLC (the "Company"), to file any request for exemptive relief from state and federal regulations, to perform on behalf of the Company any and all such acts as such attorneys-in-fact may deem necessary or advisable in order to comply with the applicable laws of the United States, and in connection therewith to execute and file all requisite papers and documents, including, but not limited to, applications, reports, surety bonds, irrevocable consents and appointments of attorneys for service of process; granting to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act requisite and necessary to be done in connection therewith, as fully as each might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        IN WITNESS WHEREOF, the undersigned trustee of the above-referenced organization has hereunto set his hand this 22nd day of April, 2004.



                                /s/ Thomas R. Kadlec
                                ----------------------------
                                Thomas R. Kadlec


STATE OF ILLINOIS          )
                           )  SS
COUNTY OF COOK             )

        On this 22nd day of April, 2004, personally appeared before me, a Notary Public in and for said County and State, the person named above who is known to me to be the person whose name and signature is affixed to the foregoing Power of Attorney and who acknowledged the same to be his voluntary act and deed for the intent and purposes therein set forth.

"OFFICIAL SEAL"


                                                  /s/ Kathy A. Favata
--------------------------------                  --------------------------
Notary Public, State of Illinois                  Notary Public

My Commission Expires:  4/22/06